Exhibit 3.1

CSCL/CD-515 (Rev. 10/17) MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU Date Received AC1 This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. Name Stephanie Swan Address 222 N. Washington Sq., Suite 400 City State ZIP Code Lansing, MI 48933 EFFECTIVE DATE: Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office. CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate 1. The present name of the corporation is: Gentherm Incorporated 2. The identification number assigned by the Bureau is: 800650110 3. Article III of the Articles of Incorporation is hereby amended to read as follows: Section D is hereby deleted and replaced with the following: “Intentionally Omitted.” And Article VIII is hereby added to read as follows: This amendment will be effective as of 5:00 P.M. (Detroit time), March 5, 2018.

COMPLETE ONLY ONE OF THE FOLLOWING: 4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees. The foregoing amendment to the Articles of Incorporation was duly adopted on the day of, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees Signed this day of (Signature) (Signature) (Signature) (Signature) (Type or Print Name) (Type or Print Name) (Type or Print Name) (Type or Print Name) 5. Profit Corporation Only: Shareholder or Board Approval The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 2nd day of March, 2018 , by the: (check one of the following) shareholders at a meeting in accordance with Section 611(3) of the Act. written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act. board of a profit corporation pursuant to Section 611(2) of the Act. Profit Corporations and Professional Service Corporations Signed this 2nd day of March, 2018 By (Signature of an authorized officer or agent) Kenneth J. Phillips (Type or Print Name)

CSCL/CD-515 (Rev. 10/17) Preparer’s Name Stephanie Swan Business Telephone Number (517) 377-0275 INFORMATION AND INSTRUCTIONS 1. This form may be used to draft your Certificate of Amendment to the Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice. 2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporations, Securities & Commercial Licensing Bureau. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document. Since the document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected. 3. This Certificate is to be used pursuant to the provisions of Section 631 of Act 284, P.A. of 1972, or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles. 4. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank. 5. Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included. 6. If the amendment changes the term of existence to a specific date, then consent to the amendment or a written statement that the consent is not required must be obtained from the Charitable Trust Section, Licensing and Regulation Division, Michigan Attorney General, P.O. Box 30214, 525 W. Ottawa, Lansing, MI 48909 (517) 373-1152 and submitted with this document for all nonprofit charitable purpose corporations, unless organized for religious purposes. Application for the consent should be made at least 120 days before the desired effective date of the amendment. This certificate cannot be filed unless it is accompanied by either: the written consent of the Attorney General, an order of a Circuit Court dissolving the corporation, or an affidavid attesting to the submission of a written request to the attorney general for consent to the filing and the failure of the attorney general to respond within 120 days. 7. This document is effective on the date endorsed “filed” by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article. 8. Signatures: Profit Corporations: (Complete either Item 4 or Item 5) 1) Item 4 must be signed by at least a majority of the Incorporators listed in the Articles of Incorporation. 2) Item 5 must be signed by an authorized officer or agent of the corporation. Nonprofit Corporations: (Complete either Item 4 or Item 6) 1) Item 4 must be signed by at least a majority of incorporators listed in the Articles of Incorporation. 2) Item 6 must be signed by an officer of the corporation. 9. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order. NONREFUNDABLE FEE: $10.00 ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE: Amount of Increase Fee 1-60,000 $50.00 60,001-1,000,000 $100.00 1,000,001-5,000,000 $300.00 5,000,001-10,000,000 $500.00 More than 10,000,000 $500.00 for first 10, 000,000 plus $1000.00 for each additional 10, 000,000, or portion thereof Submit with check or money order by mail: Michigan Department of Licensing and Regulatory Affairs Corporations, Securities & Commercial Licensing Bureau Corporations Division P.O. Box 30054 Lansing, MI 48909 To submit in person: 2501 Woodlake Circle Okemos, MI Telephone: (517) 241-6470 Fees may be paid by check, money order, VISA, MasterCard, or Discover when delivered in person to our office. COFS (Corporations Online Filing System): This document may be completed and submitted online at www.michigan.gov/corpfileonline. Fees may be paid by VISA, MasterCard, or Discover. Documents that are endorsed filed are available at www.michigan.gov/corpentitysearch. If the submitted document is not fileable, the notice of refusal to file and document will be available at the Rejected Filings Search website at www.michigan.gov/corprejectedsearch. LARA is an equal opportunity employer/program. Auxiliary aids, servies and other reasonable accomodations are available upon request to individuals with disabilities.

Optional expedited service. Expedited review and filing, if fileable, is available for all documents for profit corporations, limited liability companies, limited partnerships and nonprofit corporations. The nonrefundable expedited service fee is in addition to the regular fees applicable to the specific document. Please complete a separate CSCL/CD-272 form for expedited service for each document submitted in person or by mail. 24-hour service - $50 for formation documents and applications for certificate of authority. 24-hour service - $100 for any document concerning an existing entity. Same day service Same day - $100 for formation documents and applications for certificate of authority. Same day - $200 for any document concerning an existing entity. Review completed on day of receipt. Document and request for same day expedited service must be received by 1 p.m. EST OR EDT. Two hour - $500 Review completed within two hours on day of receipt. Document and request for two hour expedited service must be received by 3 p.m. EST OR EDT. One hour - $1000 Review completed within one hour on day of receipt. Document and request for 1 hour expedited service must be received by 4 p.m. EST OR EDT. Documents submitted by mail are delivered to a remote location for receipts processing and are then forwarded to the Corporations Division for review. Day of receipt for mailed expedited service requests is the day the Corporations Division receives the request.